Exhibit 99.1

vTv Therapeutics Announces 2020 First Quarter Financial Results and Update

HIGH POINT, N.C. – (BUSINESS WIRE) – May 7, 2020 – vTv Therapeutics Inc. (Nasdaq:VTVT) today reported financial results for the first quarter ended March 31, 2020, and provided an update on recent clinical achievements.

“In spite of the challenges presented by the COVID-19 pandemic, we are encouraged by the continued progress we made this past quarter with our two key late stage clinical programs for  TTP399 for the treatment of type 1 diabetes and azeliragon for the treatment of Alzheimer’s disease in patients with type 2 diabetes,” said Steve Holcombe, chief executive officer. “With respect to TTP399, we are engaging with the FDA regarding our proposed pivotal study development plan to seek regulatory approval for this oral adjunct therapy to insulin.  Additionally, we continue to enroll patients in the Elevage study of azeliragon and are considering various strategies to maintain our expected timelines for announcing certain study results in the first half of next year.”

Recent Achievements and Outlook

Type 1 Diabetes Study

•

Full results from the SimpliciT-1 Study to be presented at ADA. We will present posters detailing further results from the phase 2 Simplici-T1 Study of TTP399 in patients with type 1 diabetes at the 80th Scientific Sessions held virtually by the American Diabetes Association, June 12-16[t]h.

Alzheimer’s Disease Study

•

Enrollment continues for Phase 2 Elevage Study of azeliragon. vTv Therapeutics continues to enroll patients in the Phase 2 part of the Elevage Study to evaluate the efficacy and safety of azeliragon in patients with mild Alzheimer's disease (AD) and type 2 diabetes.

Financing Activities

During April, we entered into a pair of agreements in order to provide additional financial flexibility and availability of additional capital to fund our operations.

•

Amendment to the Loan Agreement. On April 1, 2020, we entered into the Second Amendment to our existing Loan Agreement to allow monthly, interest-only payments on the outstanding principal balance for three months beginning April 1, 2020 before reverting to the previous payment schedule.  The Second Amendment also removes the requirement for the Company to maintain a minimum cash balance for the three months beginning April 1, 2020.  Thereafter, the Company must maintain a minimum cash balance amount of up to $1.0 million.

•

ATM Offering. On April 24, 2020, we entered into a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald under which we may offer and sell, from time to time, shares of our Class A common stock having an aggregate offering price of up to $13.0 million.

First Quarter 2020 Financial Results

•

Cash Position: The Company’s cash position as of March 31, 2020, was $2.9 million compared to $4.3 million as of December 31, 2019. Of these amounts, $2.5 million was restricted due to the requirements of its Loan Agreement.  However, the requirement to maintain this level of minimum cash was temporarily eliminated effective April 1, 2020 in connection with the Second Amendment to the Loan Agreement discussed above.

•	Revenue: Revenues were insignificant for both the first quarter of 2020 and the fourth quarter of 2019.

•	R&D Expenses: Research and development expenses were relatively consistent between periods with $4.2 million in the first quarter of 2020 and $4.4 million in the fourth quarter of 2019.

•

G&A Expenses: General and administrative expenses were $2.5 million for the first quarter of 2020 and $2.0 million for the fourth quarter of 2019, respectively. The increase in these costs was primarily attributable to increased professional and legal fees incurred in the first quarter of 2020.

•	Net Loss Before Non-Controlling Interest: Net loss before non-controlling interest was $7.2 million for the first quarter of 2020 compared to $6.9 million for the fourth quarter of 2019.

•

Net Loss Per Share: GAAP net loss per share was $0.11 and $0.13 for the three months ended March 31, 2020 and December 31, 2019, respectively, based on weighted-average shares of 43.5 million and 38.0 million for the three-month periods ended March 31, 2020 and December 31, 2019, respectively. Non-GAAP net loss per fully exchanged share was $0.11 for each of the three months ended March 31, 2020 and December 31, 2019, respectively, based on non-GAAP fully exchanged weighted-average shares of 66.6 million and 61.0 million for the three months ended March 31, 2020 and December 31, 2019, respectively.

vTv Therapeutics Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2020	2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$406	$1,777
Restricted cash and cash equivalents	2,500	—
Accounts receivable, net	5	5
Prepaid expenses and other current assets	591	806
Current deposits	—	250
Total current assets	3,502	2,838
Restricted cash and cash equivalents, long-term	—	2,500
Property and equipment, net	434	461
Operating lease right-of-use assets	529	543
Long-term investments	2,480	2,480
Long-term deposits	444	444
Total assets	$7,389	$9,266
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$7,395	$7,068
Operating lease liabilities	136	110
Current portion of contract liabilities	31	31
Current portion of notes payable	4,408	6,172
Total current liabilities	11,970	13,381
Contract liabilities, net of current portion	1,025	1,033
Operating lease liabilities, net of current portion	795	831
Warrant liability, related party	2,964	2,601
Other liabilities	260	260
Total liabilities	17,014	18,106
Commitments and contingencies
Redeemable noncontrolling interest	52,196	40,183
Stockholders’ deficit:
Class A Common Stock	447	409
Class B Common Stock	232	232
Additional paid-in capital	190,200	183,858
Accumulated deficit	(252,700)	(233,522)
Total stockholders’ deficit attributable to vTv Therapeutics Inc.	(61,821)	(49,023)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$7,389	$9,266

vTv Therapeutics Inc.

Condensed Consolidated Statements of Operations - Unaudited

(in thousands, except per share data)

	Three Months Ended
	March 31, 2020	December 31, 2019
Revenue	$8	$7
Operating expenses:
Research and development	4,204	4,406
General and administrative	2,450	1,989
Total operating expenses	6,654	6,395
Operating loss	(6,646)	(6,388)
Interest income	12	12
Interest expense	(168)	(283)
Other (expense) income, net	(363)	(223)
Loss before income taxes and noncontrolling interest	(7,165)	(6,882)
Income tax provision	—	—
Net loss before noncontrolling interest	(7,165)	(6,882)
Less: net loss attributable to noncontrolling interest	(2,441)	(2,483)
Net loss attributable to vTv Therapeutics Inc.	$(4,724)	$(4,399)
Net loss attributable to vTv Therapeutics Inc. common shareholders	$(4,724)	$(5,033)
Net loss per share of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	$(0.11)	$(0.13)
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	43,462,551	37,955,449

vTv Therapeutics Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
	(Unaudited)
Revenue	$8	$921
Operating expenses:
Research and development	4,204	2,822
General and administrative	2,450	2,386
Total operating expenses	6,654	5,208
Operating loss	(6,646)	(4,287)
Interest income	12	10
Interest expense	(168)	(626)
Other (expense) income, net	(363)	921
Loss before income taxes and noncontrolling interest	(7,165)	(3,982)
Income tax provision	—	—
Net loss before noncontrolling interest	(7,165)	(3,982)
Less: net loss attributable to noncontrolling interest	(2,441)	(1,827)
Net loss attributable to vTv Therapeutics Inc.	$(4,724)	$(2,155)
Net loss attributable to vTv Therapeutics Inc. common shareholders	$(4,724)	$(2,155)
Net loss per share of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	$(0.11)	$(0.26)
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	43,462,551	22,862,907

About vTv Therapeutics

vTv Therapeutics Inc. is a clinical-stage biopharmaceutical company focused on developing oral small molecule drug candidates. vTv has a pipeline of clinical drug candidates led by programs for the treatment of type 1 diabetes, Alzheimer’s disease, and inflammatory disorders. vTv’s development partners are pursuing additional indications in type 2 diabetes, chronic obstructive pulmonary disease (COPD), and genetic mitochondrial diseases.

Forward-Looking Statements

This release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including statements regarding the timing of our clinical trials, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include those described under the heading “Risk Factors” in our Annual Report on Form 10-K and our other filings with the SEC. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this release. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”), we use non-GAAP adjusted net loss per fully exchanged share, which is a non-GAAP financial measure. Non-GAAP adjusted net loss per fully exchanged share adjusts the net loss attributable to vTv common shareholders for the impact of adjustments related to outstanding warrants, share-based compensation expense and the portion of net loss attributable to the noncontrolling interest. It also assumes the exchange of all the Class B common stock of vTv Therapeutics Inc. and an equal number of non-voting common units of vTv Therapeutics LLC (“vTv Units”) for shares of Class A common stock of vTv Therapeutics Inc. We believe that this measure provides useful information to investors as it eliminates the variability of non-controlling interest resulting from the exchanges of Class B common stock and vTv Units into Class A common stock and other items of a non-cash nature. This measure is not intended to be considered in isolation or as a substitute for, or superior to, financial measures prepared and presented in accordance with GAAP.

The following is a reconciliation of non-GAAP adjusted net loss per fully exchanged share, basic and diluted to its most directly comparable GAAP measure, net loss per share of vTv Therapeutics Inc. Class A common stock, basic and diluted and the computation of the components of this non-GAAP measure:

	Three Months Ended
	March 31, 2020	December 31, 2019
Numerator:
Net loss attributable to vTv Therapeutics Inc. common shareholders	$(4,724)	$(5,033)
Other income - related party	(363)	(223)
Share-based compensation expense	380	423
Deemed distribution to related party	—	634
Reallocation of net income attributable to noncontrolling interest from the assumed exchange of Class B shares (1)	(2,441)	(2,483)
Adjusted net loss before noncontrolling interest	$(7,148)	$(6,682)
Denominator:
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	43,462,551	37,955,449
Assumed exchange of Class B Common Stock (1)	23,094,221	23,094,221
Adjusted proforma fully exchanged weighted-average shares of Class A common stock outstanding, basic and diluted	66,556,772	61,049,670
Adjusted net loss per fully exchanged share, basic and diluted	$(0.11)	$(0.11)

	Three Months Ended March 31,
	2020	2019
Numerator:
Net loss attributable to vTv Therapeutics Inc. common shareholders	$(4,724)	$(5,883)
Other income - related party	(363)	921
Share-based compensation expense	380	281
Deemed distribution to related party	—	3,728
Reallocation of net income attributable to noncontrolling interest from the assumed exchange of Class B shares (1)	(2,441)	(1,827)
Adjusted net loss before noncontrolling interest	$(7,148)	$(2,780)
Denominator:
Weighted-average number of vTv Therapeutics Inc. Class A Common Stock, basic and diluted	43,462,551	22,862,907
Assumed exchange of Class B Common Stock (1)	23,094,221	23,094,221
Adjusted proforma fully exchanged weighted-average shares of Class A common stock outstanding, basic and diluted	66,556,772	45,957,128
Adjusted net loss per fully exchanged share, basic and diluted	$(0.11)	$(0.06)

(1)	Assumes the exchange of all outstanding Class B common stock, resulting in the elimination of the noncontrolling interest and recognition of the net income attributable to noncontrolling interests.

Contacts

Investors:

Corey Davis
LifeSci Advisors
CDavis@LifeSciAdvisors.com

or

Media:
Glenn Silver

Lazar FINN Partners

646-871-8485

gsilver@lazarpartners.com